Exhibit 10.8
EXECUTION VERSION
SCHEDULE
to the
MASTER AGREEMENT
dated as of October 18, 2007 between
BANCO SANTANDER S.A.(“Party A”)
and
SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-3 (“Party B”)

Part 1. Termination Provisions
(a)	“Specified Entity” means, with respect to Party A for all purposes of this Agreement, none specified, and with respect to Party B for all purposes of this Agreement, none specified.

(b)	“Specified Transaction” has its meaning as defined in Section 14 of this Agreement.

(c)	The “Automatic Early Termination” provision of Section 6(a) of this Agreement does not apply to Party A or Party B.

(d)	The “Transfer to Avoid Early Termination” provision of Section 6(b)(ii) shall be amended by deleting the words “or if a Tax Event upon Merger occurs and the Burdened Party is the Affected Party.”

(e)
Payments on Early Termination. Except as otherwise provided in this Schedule, “Market Quotation” and the “Second Method” apply. In the case of any Terminated Transaction that is, or is subject to, any unexercised option, the words “economic equivalent of any payment or delivery” appearing in the definition of “Market Quotation” shall be construed to take into account the economic equivalent of the option.

(f)	“Termination Currency” means United States Dollars.

(g)
Timing of Party B Termination Payment. If an amount calculated as being due in respect of an Early Termination Date under Section 6(e) of this Agreement is an amount to be paid by Party B to Party A then, notwithstanding the provisions of Section 6(d)(ii) of this Agreement, such amount will be payable on the first distribution date for the Notes (“Distribution Date”) following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii); provided that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, then the payment will be payable on the date determined in accordance with Section 6(d)(ii).

(h)	Limitation on Defaults by Party A and Party B. The Events of Default specified in Section 5 of this Agreement shall not apply to Party A or Party B except for the following:
(i)	Section 5(a)(i) of this Agreement (Failure to Pay or Deliver) shall be applicable to Party A and Party B, subject to the provisions of the last paragraph hereof;

(ii)
With respect to Party A only, Section 5(a)(ii) of this Agreement (Breach of Agreement); provided that Section 5(a)(ii) will not apply to Party A with respect to Party A’s failure to comply with its obligations under Part 5(b)(ii) or 5(b)(iii) herein or under the Credit Support Annex;

(iii)
With respect to Party A only, Section 5(a)(iii) of this Agreement (Credit Support Default) subject to the provisions of the last paragraph hereof; provided that Section 5(a)(iii)(1) shall apply to Party B with respect to Party B’s obligations under Paragraph 3(b) of any Credit Support Annex;

(iv)	With respect to Party A only, Section 5(a)(iv) of this Agreement (Misrepresentation);

(v)
With respect to Party A only, Section 5(a)(vi) of this Agreement (Cross Default). For the purposes of this Part 1 h(v), “Threshold Amount” shall mean, with respect to Party A, (x) 3% of Party A’s “Total Equity Capital” as described in its most recently published Call Report, or (y) if Party A is not Banco Santander S.A., 3% of the shareholder’s equity (excluding deposits) of such Person; “Specified Indebtedness,” with respect to Party A, shall have the meaning specified in Section 14, provided that Specified Indebtedness shall not include deposits received in the course of Party A’s ordinary banking business; and “Call Report” shall mean, a “Consolidated Reports of Condition and Income for a Bank with Domestic and Foreign Officers” of Party A, filed with Federal Deposit Insurance Corporation on a quarterly basis or, if such form is not required to be filed, such other comparable form applicable to Party A from time to time.

(vi)
Section 5(a)(vii) of this Agreement (Bankruptcy) shall apply to Party A and Party B; provided that clauses (2), (7) and (9) thereof shall not apply with respect to Party B, provided further that clause (4) shall not apply to Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates, provided further that clause (6) shall not apply to Party B to the extent that it refers to (i) any appointment that is effected by or pursuant to the Transaction Documents or (ii) any appointment to which Party B has not become subject, and provided further that clause (8) shall not apply to Party B to the extent that clause (8) relates to clauses (2), (4), (6) and (7) (except to the extent that such provisions are not disapplied to Party B); and

(vii)	Section 5(a)(viii) of this Agreement (Merger Without Assumption).

Notwithstanding Sections 5(a)(i) and 5(a)(iii) of this Agreement, any failure by Party A to comply with or perform any obligation to be complied with or performed by Party A under the Credit Support Annex shall not be an Event of Default unless (i) a Moody’s Second Trigger Downgrade Event has occurred and at least 30 Local Business Days have elapsed since the last time Moody’s Second Trigger Downgrade Event occurred, and (ii) such failure is not remedied on or before the third Local Business Day after notice of such failure is given to Party A.

(i)	Limitation on Termination Events by Party A and Party B. The Termination Events specified in Section 5 of this Agreement shall not apply to Party A or Party B except for the following:
(i)	Section 5(b)(i) of this Agreement (Illegality);

(ii)
Section 5(b)(ii) of this Agreement (Tax Event); provided that Section 5(b)(ii) shall be amended by deleting the words “(x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)”; and

(iii)
Section 5(b)(iii) of this Agreement (Tax Event Upon Merger); provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(j)	Additional Termination Events. The occurrence of any of the following events shall be an Additional Termination Event.
(i)
Breach of the Credit Support Annex. It shall be an Additional Termination Event if Party A fails to comply with or perform any obligation to be complied with under the terms of the Credit Support Annex and such failure has not given rise to an Event of Default. With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(ii)	[Reserved].

(iii)
Second Trigger Rating Replacement. A Moody’s Second Trigger Downgrade Event has occurred and is continuing and at least 30 Local Business Days have elapsed since such Moody’s Second Trigger Downgrade Event first occurred, and at least one Eligible Replacement has made a Firm Offer that would, assuming the occurrence of an Early Termination Date, qualify as a Market Quotation (on the basis that Part 1(k)(i) applies) and which remains capable of becoming legally binding upon acceptance. With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(iv)
S&P Ratings Event. Party A fails to comply with the downgrade provisions as set forth in Part 5(b)(iii), after giving effect to the relevant time frame specified therein. With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(v)
Regulation AB. Party A fails to comply with Part 6(n)(ii) of this Agreement. With respect to the foregoing Additional Termination Event, Party A shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(vi)
Termination. Party B or the Trust Estate cease to exist. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(vii)
Acceleration. The Trustee declares the Notes due and payable for any reason and such declaration is (or becomes) unrescindable or irrevocable. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(viii)
Redemption. Any mandatory redemption, auction call redemption, optional redemption, tax redemption, clean-up call or other prepayment in full or repayment in full of all Notes outstanding occurs under the Indenture (or any notice is given to that effect and such mandatory redemption, auction call redemption, optional redemption, tax redemption, clean-up call or other prepayment or repayment is not capable of being rescinded); provided that, for the avoidance of doubt, any such redemption, clean-up call or other prepayment shall be with respect to all outstanding Notes. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(ix)
Default. Any Event of Default (as defined in the Indenture) occurs under the Indenture (or any notice is given by the Trustee or any other authorized party to that effect), the Notes have been declared due and payable under the Indenture (and such declaration has not been rescinded and annulled in accordance with the Indenture), and the Trustee, the Noteholders or any other party authorized under the terms of the Indenture and Sale and Servicing Agreement and any other Transaction Documents, or by law: (1) sells, liquidates or disposes of any of the Collateral under the Indenture; (2) institutes Proceedings for the collection of all amounts payable under the Indenture; (3) institutes Proceedings for the complete or partial foreclosure of the Indenture with respect to the Collateral; or (4) exercises any remedies of a secured party under the UCC with respect to the Collateral, and any such action is not to judgment or final decree. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(x)
Amendment. Any Transaction Document is amended or modified without the prior written consent of Party A (provided that the prior written consent of Party A is required under any such Transaction Document) and such amendment or modification could have a materially adverse effect on Party A; provided, however, that it shall not be an Additional Termination Event where such amendment or modification involves the appointment of any successor trustee, securities administrator, master servicer or servicer pursuant to the terms of the Indenture. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(xi)
The Insurer fails, at any time during the term of this Agreement, to have (a) a claims paying ability rating of at least “A-” or higher from S&P, or (b) a financial strength rating of at least “A3” or higher from Moody’s and either (x) an Event of Default under this Agreement has occurred and is continuing with respect to which Party B is the Defaulting Party or (y) a Termination Event has occurred and is continuing with respect to which Party B is the Affected Party. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(xii)
The Insurer fails to meet its payment obligations under the Swap Policy and such failure is continuing under the Swap Policy. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(xiii)
Notwithstanding anything in Section 6 of this Agreement to the contrary, any amounts due as a result of the occurrence of an Additional Termination Event described in Parts 1(j)(v) through (xi) of this Schedule may be calculated prior to the Early Termination Date and shall be payable on the Early Termination Date. With respect to the foregoing Additional Termination Event, Party B shall be the sole Affected Party and all Transactions shall be Affected Transactions.

(xiv)
Notwithstanding anything to the contrary in Section 6 of this Agreement, if either an Event of Default or Termination Event has occurred and is continuing, (other than with respect to Section 5(b)(i) or an Additional Termination Event described in Part 1(j)(xi) or (xii) or in Part 1(j)(v) as a result of the failure of Party A to comply with Part 6(n)(ii) of this Agreement), neither Party A nor Party B shall have the right to designate an Early Termination Date unless either (a) the Insurer has failed to pay any payment due to Party A under the terms and conditions of the Swap Policy or (b) the Insurer has consented in advance to such designation in writing and any purported designation in violation of this provision will, at the election of the Insurer, be void and of no effect.

(xv)
At any time after the occurrence of an Event of Default for which Party B is the Defaulting Party, the Insurer (so long as it has not failed to pay any payment due to Party A under the terms and conditions of the Swap Policy) shall have the right (but not the obligation), upon notice to Party A to designate an Early Termination Date with respect to Party B with the same effect as if such designation were made by Party A. For purposes of the foregoing sentence, an Event of Default for which Party B is the Defaulting Party shall be considered to be continuing notwithstanding any payments made by the Insurer pursuant to the Swap Policy. Each of Party A and Party B acknowledge that, except as the Swap Policy may be otherwise endorsed, unless the Insurer (so long as it has not failed to pay any payment due to Party A under the terms and conditions of the Swap Policy) designates an Early Termination Date (as opposed to merely consenting to such designation by one of the parties), payments due from Party B because an Early Termination Date has been designated will not be insured.

(k)
Calculations. Notwithstanding Section 6 of this Agreement, if an Early Termination Date is designated at a time when Party A is: (A) the sole Affected Party in respect of an Additional Termination Event or a Tax Event Upon Merger; or (B) the Defaulting Party in respect of any Event of Default, the following shall apply:

(i)	The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms that are, in all material respects, no less beneficial for Party B than those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions) as determined by Party B.

(ii)	Settlement Amount. The definition of Settlement Amount shall be deleted in its entirety and replaced with the following:
“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to:

(a)
if, on or prior to such Early Termination Date, a Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding, the Termination Currency Equivalent of the amount (whether positive or negative) of such Market Quotation;

(b)
if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations from Approved Replacements have been communicated to Party B and remain capable of becoming legally binding upon acceptance by Party B, the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, (I) a Market Quotation expressed as a negative number is lower than a Market Quotation expressed as a positive number and (II) the lower of two Market Quotations expressed as negative numbers is the one with the largest absolute value); or

(c)
if, on such Early Termination Date, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotation from an Approved Replacement has been communicated to Party B and remains capable of becoming legally binding upon acceptance by Party B, Party B’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for the relevant Terminated Transaction or group of Terminated Transactions.”

(iii)	For the purpose of determining satisfaction of clause (4) of the definition of Market Quotation, Party B (and the Trustee on behalf of Part B) shall act in a commercially reasonable manner.

(iv)
At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations.

(v)	If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(vi)	If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

Second Method and Market Quotation. If Second Method and Market Quotation (without giving effect to the amendment to “Market Quotation” in Part 1(k)(i)) apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B; provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).

(l)
Designation of Early Termination Date. Notwithstanding any other provision of this Agreement, Party B shall not designate an Early Termination Date, and no transfer of any rights or obligations under this Agreement shall be made by either party, unless each Rating Agency has been given prior written notice of such amendment, designation or transfer.

(m)	Amendments. This Agreement shall not be amended unless the Rating Agency Condition is satisfied.
Part 2. Tax Provisions
(a)	Payer Tax Representations. For the purpose of Section 3(e) of this Agreement, each party makes the following representation: None.
(b)
Gross Up. Section 2(d)(i)(4) shall not apply to Party B as X, and Section 2(d)(ii) shall not apply to Party B as Y, in each case such that Party B shall not be required to pay any additional amounts referred to therein.

(c)	Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is deleted in its entirety and replaced with the following:
“Indemnifiable Tax” means, in relation to payments by Party A, any Tax and, in relation to payments by Party B, no Tax.
(d)	Payee Tax Representations. For the purpose of Section 3(f) of this Agreement:
(i)	Party A makes the following representation(s): None

(ii)	Party B makes the following representation(s): None.
(e)	Tax Forms.
(i)
Delivery of Tax Forms. For the purpose of Section 4(a)(i), and without limiting Section 4(a)(iii), each party agrees to duly complete, execute and deliver to the other party the tax forms specified below with respect to it (A) before the first Payment Date under this Agreement, (B) promptly upon reasonable demand by the other party and (C) promptly upon learning that any such form previously provided by Party has become obsolete or incorrect.

In addition, in the case of any tax form that is a Periodic Tax Form required to be delivered by Party B under this Agreement, Party B agrees to renew such tax form prior to its expiration by completing, executing and delivering to Party A that tax form (“Renewal Tax Form”) in each succeeding third year following the year of execution of any such tax form or Renewal Tax Form delivered by Party B to Party A under this Agreement so that Party A receives each Renewal Tax Form not later than December 31 of the relevant year. “Periodic Tax Form” means any IRS Form W-8BEN, W-8IMY or W-8EXP that is delivered by Party B to Party A without a U.S. Taxpayer Identification Number.

(ii)	Tax Forms to be Delivered by Party A: None specified.

(iii)	Tax forms to be Delivered by Party B:

Party B will deliver a correct, complete and duly executed U.S. Internal Revenue Service Form W—9 (or successor thereto) that eliminates U.S. federal back-up withholding tax on payments to Party B under this Agreement.

Part 3. Documents
(a)
Delivery of Documents. When it delivers this Agreement, each party shall also deliver its Closing Documents to the other party in form and substance reasonably satisfactory to the other party. For each Transaction, a party shall deliver, promptly upon request, a duly executed incumbency certificate for the person(s) executing the Confirmation for that Transaction on behalf of that party.

(b)	Closing Documents.
(i)	For Party A, “Closing Documents” mean:
(A)	an opinion of Party A’s counsel addressed to Party B, the Insurer, and the Rating Agencies in form and substance acceptable to Party B, the Insurer, and the Rating Agencies;

(B)	a duly executed incumbency certificate for each person executing this Agreement for Party A, or in lieu thereof, a copy of the relevant pages of its official signature book; and

(C)
each Credit Support Document (if any) specified for Party A in this Schedule, together with a duly executed incumbency certificate for the person(s) executing that Credit Support Document, or in lieu thereof, a copy of the relevant pages of its official signature book.

(ii)	For Party B, “Closing Documents” mean:
(A)	an opinion of Party B’s counsel addressed to Party A, the Insurer, and the Rating Agencies in form and substance acceptable to Party A, the Insurer, and the Rating Agencies;

(B)	a duly executed copy of the Indenture and the other operative documents relating thereto and referred to therein, executed and delivered by the parties thereto;

(C)	[Reserved]

(D)
a duly executed certificate of an authorized officer of the Owner Trustee of Party B certifying the name and true signature of each person authorized to execute this Agreement and enter into Transactions for Party B; and

(E)	upon the issuance of the Notes relating to the Transaction and this Agreement, the duly executed Swap Policy.
Part 4. Miscellaneous
(a)
Addresses for Notices. For purposes of Section 12(a) of this Agreement, all notices to a party shall, with respect to any particular Transaction, be sent to its address, telex number or facsimile number specified in the relevant Confirmation, provided that any notice under Section 5 or 6 of this Agreement, and any notice under this Agreement not related to a particular Transaction, shall be sent to a party at its address, telex number or facsimile number specified below; provided, further, that any notice under the Credit Support Annex shall be sent to a party at its address, telex number or facsimile number specified in the Credit Support Annex.

To Party A:
Madrid Head Office:

Address:	Ciudad Grupo Santander Edificio Marisma, Planta Baja 28660 Boadilla del Monte, Madrid.
Attn.:	Swaps Administration
Telex:	42362 / 45928 BADER E
Swift:	BSCHESMM
Fax:	(341) 2571228
Tel.:	(341) 2893116
For all purposes and with respect to Transactions through that Office
New York Branch:

Address:	45 East 53rd Street, N.Y. 10022 New York
Attn.:	Swaps Department
Telex:	BANSAN 662480 UW
Swift:	BSCHUS33
Fax:	(212) 350 3535
Tel.:	(212) 350 3500
Only with respect to Transactions through that Office
To Party B:
Santander Drive Auto Receivables Trust 2007-3
c/o U.S. Bank Trust National Association
300 Delaware Avenue, 9th Floor
Wilmington, Delaware, 19801
(b)	Process Agent. For the purpose of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Not applicable

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement, neither party is a Multibranch Party.

(e)
“Calculation Agent” means Party A; provided that if Party A is the Defaulting Party, the Calculation Agent shall be any designated party mutually agreed to by the parties and the Insurer (so long as no Swap Insurer Default has occurred and is continuing) until such time as Party A is no longer the Defaulting Party.

“Swap Insurer Default” shall have the meaning given to “Insurer Default” (as defined in the Sale and Servicing Agreement); provided that any reference therein to “Note Policy” is hereby deleted and replaced with “Swap Policy”.

(f)	Credit Support Document.
(i)
For Party A, the following is a Credit Support Document: the Credit Support Annex dated the date hereof (the “Credit Support Annex”) and duly executed and delivered by Party A and Party B and any Eligible Guarantee, if applicable.

(ii)	For Party B, the following is a Credit Support Document: the Credit Support Annex.
(g)	Credit Support Provider.
(i)	For Party A, Credit Support Provider means (1) Party A in its capacity as a party to the Credit Support Annex and (2) the guarantor under any Eligible Guarantee.

(ii)	For Party B, the Credit Support Provider means Party B in its capacity as a party to the Credit Support Annex.
(h)
Governing Law. This Agreement will be governed by and construed in accordance with the law (and not the law of conflicts except with respect to §§ 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

(i)
Waiver of Jury Trial. To the extent permitted by applicable law, each party irrevocably waives any and all right to trial by jury in any legal proceeding in connection with this Agreement, any Credit Support Document to which it is a party, or any Transaction.

(j)	Netting of Payments. Section 2(c)(ii) of this Agreement will apply to all Transactions.

(k)	“Affiliate” has its meaning as defined in Section 14 of this Agreement, provided that Party B shall be deemed to have no Affiliates.

(l)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement provided, however, that this severability provision shall not be applicable if any provision of Sections 1(c), 2, 5, 6 or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be held to be invalid or unenforceable.

(m)
Single Agreement. Section 1(c) shall be amended by adding the words “, the credit support annex entered into between Party A and Party B in relation to this Agreement” after the words “Master Agreement.”

(n)
Local Business Day. The definition of Local Business Day in Section 14 of this Agreement shall be amended by the addition of the words “or any Credit Support Document” after “Section 2(a)(i)” and the addition of the words “or Credit Support Document” after “Confirmation”.

Part 5. Other Provisions
(a)
2006 ISDA Definitions. This Agreement and each Transaction are subject to the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (the “2006 ISDA Definitions”) and will be governed by the provisions of the 2006 ISDA Definitions. The provisions of the 2006 ISDA Definitions are incorporated by reference in, and shall form part of, this Agreement and each Confirmation. Any reference to a “Swap Transaction” in the 2006 ISDA Definitions is deemed to be a reference to a “Transaction” for purposes of this Agreement or any Confirmation, and any reference to a “Transaction” in this Agreement or any Confirmation is deemed to be a reference to a “Swap Transaction” for purposes of the 2006 ISDA Definitions. The provisions of this Agreement (exclusive of the 2006 ISDA Definitions) shall prevail in the event of any conflict between such provisions and the 2006 ISDA Definitions.

(b)	Downgrade Provisions.
(i)
Second Trigger Failure Condition. So long as a Moody’s Second Trigger Downgrade Event has occurred, Party A shall, at its own expense use commercially reasonable efforts, as soon as reasonably practicable, to either (i) furnish an Eligible Guarantee of Party A’s obligations under this Agreement from a guarantor that maintains the First Trigger Required Ratings and/or the Moody’s Second Trigger Ratings Threshold or (ii) effect a transfer pursuant to Part 6(a).

(ii)
S&P Collateralization Event. It is acknowledged and agreed by the parties hereto that this paragraph applies only to a party to this Agreement that is a Financial Institution, as defined herein. It shall be a collateralization event if either (A) the unsecured, short-term debt obligations of the Relevant Entity are rated below “A-1” by S&P or (B) if the Relevant Entity does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of a Relevant Entity are rated below “A+” by S&P (“S&P Collateralization Event”). For the avoidance of doubt, the parties hereby acknowledge and agree that notwithstanding the occurrence of an S&P Collateralization Event, this Agreement and each Transaction hereunder shall continue to be a Swap Agreement for purposes of the Transaction Documents.

“Rating Agency Condition” shall mean first receiving prior written confirmation from S&P and Moody’s that their then-current ratings of the rated Notes will not be downgraded or withdrawn by such Rating Agency.

(iii)
S&P Ratings Event. It shall be a ratings event if at any time after the date hereof, the Relevant Entity fails to satisfy the Hedge Counterparty Ratings Threshold or the Relevant Entity is no longer rated by S&P (“S&P Ratings Event”). Within 60 calendar days from the date an S&P Ratings Event has occurred and so long as such S&P Ratings Event is continuing, Party A shall, at its sole expense, (x) obtain an Eligible Replacement that upon satisfaction of the Rating Agency Condition, assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or (y) obtain at its sole cost and expense an Eligible Guarantee from an entity that satisfies the Hedge Counterparty Rating Requirements subject to the satisfaction of the Rating Agency Condition with respect to such guaranty.

(iv)	Downgrade Definitions.
(A)
“Eligible Guarantee” means an unconditional and irrevocable guarantee of all present and future obligations of Party A under this Agreement (or, solely for purposes of the definition of Eligible Replacement, all present and future obligations of such Eligible Replacement under this Agreement or its replacement, as applicable) which is provided by a guarantor as principal debtor rather than surety and which is directly enforceable by Party B, the form and substance of which guarantee are subject to the Rating Agency Condition with respect to S&P and reasonably acceptable to the Insurer, and either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to deduction or Tax collected by withholding and such opinion has been delivered to Moody’s, or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to deduction or Tax collected by withholding, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any Tax collected by withholding) will equal the full amount Party B would have received had no such deduction or withholding been required, or (C) in the event that any payment under such guarantee is made net of deduction or withholding for Tax, Party A is required, under Section 2(a)(i), to make such additional payment as is necessary to ensure that the net amount actually received by Party B from the guarantor will equal the full amount Party B would have received had no such deduction or withholding been required.

(B)
“Eligible Replacement” means an entity (A) that lawfully could perform the obligations owing to Party B under this Agreement (or its replacement, as applicable), (B) (I) (x) which has credit ratings from S&P that satisfy the Hedge Counterparty Ratings Requirement or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from S&P that satisfy the Hedge Counterparty Ratings Requirement, in either case if S&P is a Rating Agency, and (II)(x) which has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold or (y) all present and future obligations of which entity owing to Party B under this Agreement (or its replacement, as applicable) are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold, in either case if Moody’s is a Rating Agency, and (C) that is reasonably acceptable to the Insurer.

(C)	“Financial Institution” means any bank, broker, dealer, insurance company, structured investment vehicle or derivative product company.

(D)	“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

(E)
“First Trigger Required Ratings” means with respect to an entity, either (i) where the entity is the subject of a Moody’s Short-term Rating, such entity’s Moody’s Short-term Rating is “Prime-1” and the entity’s long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A2” or above by Moody’s or (ii) where the entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A1” or above by Moody’s.

(F)	[Reserved]

(G)
“Hedge Counterparty Ratings Requirement” means (i) with respect to a party hereto that is a Financial Institution, a short-term rating of at least “A-2” by S&P, or a long-term rating of at least “BBB+” by S&P if it has no short-term rating, or (ii) with respect to a party hereto that is not a Financial Institution, a short-term rating of at least “A-1” by S&P, or a long-term rating of at least “A+” by S&P if it has no short-term rating. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the substitute counterparty (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the substitute counterparty.

(H)
“Hedge Counterparty Ratings Threshold” means (i) with respect to a party hereto that is a Financial Institution, such entity has a short-term rating of at least “A-2” by S&P, or a long-term rating of at least “BBB+” by S&P if it has no short-term rating, or (ii) with respect to a party hereto that is not a Financial Institution, a short-term rating of at least “A-1“by S&P or a long-term rating of at least “A+” by S&P if it has no short-term rating. For the avoidance of all doubts, the parties hereby acknowledge and agree that notwithstanding the occurrence of an S&P Ratings Event, this Agreement and each Transaction hereunder shall continue to be a Swap Agreement for purposes of the Transaction Documents.

(I)	“Moody’s” means Moody’s Investors Service, Inc.

(J)	“Moody’s Second Trigger Downgrade Event” means that no Relevant Entity has credit ratings from Moody’s at least equal to the Moody’s Second Trigger Ratings Threshold.

(K)	“Moody’s Second Trigger Ratings Threshold” means, with respect to Party A, the guarantor under an Eligible Guarantee, or an Eligible Replacement, (i) if such entity has a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3” and a short-term unsecured and unsubordinated debt rating from Moody’s of “Prime-2”, or (ii) if such entity does not have a short-term unsecured and unsubordinated debt rating from Moody’s, a long-term unsecured and unsubordinated debt rating or counterparty rating from Moody’s of “A3”.

(L)	“Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations.

(M)	“Relevant Entity” means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

(N)	“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.
(c)	Additional Representations. Section 3 of this Agreement is hereby amended by adding the following Sections 3(g), (h), (i) and (j):
“(g)
Non-Reliance. For any Relevant Agreement: (i) it acts as principal and not as agent, (ii) it acknowledges that the other party acts only arm’s length and is not its agent, broker, advisor or fiduciary in any respect, and any agency, brokerage, advisory or fiduciary services that the other party (or any of its affiliates) may otherwise provide to the party (or to any of its affiliates) excludes the Relevant Agreement, (iii) it is relying solely upon its own evaluation of the Relevant Agreement (including the present and future results, consequences, risks, and benefits thereof, whether financial, accounting, tax, legal, or otherwise) and upon advice from its own professional advisors, (iv) it understands the Relevant Agreement and those risks, has determined they are appropriate for it, and willingly assumes those risks, (v) it has not relied and will not be relying upon any evaluation or advice (including any recommendation, opinion, or representation) from the other party, its affiliates or the representatives or advisors of the other party or its affiliates (except representations expressly made in the Relevant Agreement or an opinion of counsel required thereunder); and (vi) if a party is acting as a Calculation Agent or Valuation Agent, it does so not as the other party’s agent or fiduciary, but on an arm’s length basis for the purpose of performing an administrative function in good faith.

“Relevant Agreement” means this Agreement, each Transaction, each Confirmation, any Credit Support Document, and any agreement (including any amendment, modification, transfer or early termination) between the parties relating thereto or to any Transaction.

(h)	Eligibility. It is an “eligible contract participant” within the meaning of the Commodity Exchange Act (as amended by the Commodity Futures Modernization Act of 2000).

(i)
FDIC Requirements. If it is a bank subject to the requirements of 12 U.S.C. § 1823(e), its execution, delivery and performance of this Agreement (including the Credit Support Annex and each Confirmation) have been approved by its board of directors or its loan committee, such approval is reflected in the minutes of said board of directors or loan committee, and this Agreement (including the Credit Support Annex and each Confirmation) will be maintained as one of its official records continuously from the time of its execution (or in the case of any Confirmation, continuously until such time as the relevant Transaction matures and the obligations therefor are satisfied in full).

(j)
ERISA. It is not (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan as defined in Section 4975(e) of the Internal Revenue Code of 1986, as amended (the “Code”), subject to Title I of ERISA or Section 4975 of the Code, or a plan as so defined but which is not subject to Title I of ERISA or Section 4975 of the

Code (each, an “ERISA Plan”), (ii) a person or entity acting on behalf of an ERISA Plan, or (iii) a person or entity the assets of which constitute assets of an ERISA Plan.”
(d)
Recorded Conversations. Each party and any of its Affiliates may electronically record any of its telephone conversations with the other party or with any of the other party’s Affiliates in connection with this Agreement or any Transaction, and any such recordings may be submitted in evidence in any proceeding to establish any matters pertinent to this Agreement or any Transaction.

Part 6. Additional Terms
(a)	Transfers by Party A.
(i)
Section 7 of this Agreement shall not apply to Party A and, subject to Part 6(a)(ii), Party A shall not transfer, whether by way of security or otherwise, any interest or obligation in or under this Agreement without first satisfying the Rating Agency Condition (with respect to S&P) and without the prior written consent of Party B and the Insurer; provided that, to the extent that Party A or Party B makes a transfer pursuant to this Part 6, it shall first provide prior written notice to the Rating Agencies of such transfer; provided that, to avoid any doubt, the parties hereto acknowledge and agree that notwithstanding any provision in the Agreement to the contrary (including, but not limited to Part 6(a)(ii)), with respect to any and all transfers, the Rating Agency Condition (with respect to S&P) must in any event be satisfied.

(ii)
Subject to Part 1(l), Party A may (at its own cost) transfer its rights and obligations with respect to this Agreement to any other entity (a “Transferee”) that is an Eligible Replacement through a novation or other assignment and assumption agreement or similar agreement in form and substance reasonably satisfactory to Party B; provided that:

(A)
the Transferee contracts with Party B on terms that (x) are identical to the terms of this Agreement in respect of any obligation (whether absolute or contingent) to make payment or delivery after the effective date of such transfer and (y) insofar as they do not relate to payment or delivery obligations, are, in all material respects, no less beneficial for Party B than the terms of this Agreement immediately before such transfer;

(B)
unless such transfer is effected for the purpose of Section 6(b)(ii) or at a time when First Rating Trigger Requirements apply, Party B has determined that the condition in Part 6(a)(ii)(A)(y) above is satisfied.

The “First Rating Trigger Requirements” shall apply so long as no Relevant Entity has the First Trigger Required Ratings.

An entity shall have the “First Trigger Required Ratings” (A) where such entity is the subject of a Moody’s Short-term Rating, if such rating is Moody’s “Prime-1” and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A2” or above by Moody’s and (B) where such entity is not the subject of a Moody’s Short-term Rating, if its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A1” or above by Moody’s.

(C)
as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax, (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer, (C) Party A receives confirmation from each Rating Agency (other than Moody’s) that transfer to the Transferee does not violate the Rating Agency Condition, and (D) Party A obtains the prior written consent of Insurer. Following such transfer, all references to Party A shall be deemed to be references to the Transferee.
(iii)	In determining whether or not a transfer satisfies the condition in Part 6(a)(ii)(A)(y) above, Party B shall act in a commercially reasonable manner.

(iv)	[Reserved].

(v)
If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 6(a)(ii) above, Party B shall, at Party A’s written request and cost, take any reasonable steps required to be taken by it to effect such transfer.

(vi)
Section 6(b)(ii) shall be amended by (i) replacing the words “all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist” with the words “its rights and obligations under this Agreement in respect of the Affected Transactions in accordance with Part 6(a) of the Schedule (on the basis that each reference to “Agreement” in Part 6(a) is replaced by the words “Agreement in respect of the Affected Transactions”)” and (ii) the deletion of the sentence: “Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.”.

(vii)	Following a transfer in accordance with Part 6(a)(ii), all references to Party A shall be deemed to be references to the Transferee.

(viii)
Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Part 6(a) will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(b)	Permitted Security Interest. For purposes of Section 7 of this Agreement, Party A hereby consents to the Permitted Security Interest, subject to the provisions of paragraph (c) below.

“Permitted Security Interest” means the collateral assignment by Party B of the Swap Collateral to the Trustee pursuant to the Indenture, and the granting to the Trustee of a security interest in the Swap Collateral pursuant to the Indenture.

“Swap Collateral” means all right, title and interest of Party B in this Agreement, each Transaction hereunder, and all present and future amounts payable by Party A to Party B under or in connection with this Agreement or any Transaction governed by this Agreement, whether or not evidenced by a Confirmation, including, without limitation, any transfer or termination of any such Transaction.

“Trustee” means Wells Fargo Bank, National Association or any successor acting as indenture trustee pursuant to the Indenture.

(c)	Effect of Permitted Security Interest.
(i)	Notwithstanding the Permitted Security Interest, Party B shall not be released from any of its obligations under this Agreement or any Transaction, and Party A may exercise its rights and remedies under this Agreement without notice to, or the consent of the Trustee or any Noteholder except as otherwise expressly provided in this Agreement.

(ii)
Party A’s consent to the Permitted Security Interest is expressly limited to the Trustee for the benefit of the secured parties under the Indenture, and Party A does not consent to the sale or transfer by the Trustee of the Swap Collateral to any other person or entity (other than a successor to the Trustee under the Indenture acting in that capacity).

(iii)
Party B hereby acknowledges that, as a result of the Permitted Security Interest, all of its rights under this Agreement, including any Transaction, have been assigned to the Trustee pursuant to the Indenture and notwithstanding any other provision in this Agreement, Party B may not take any action hereunder to exercise any of such rights without the prior written consent of the Trustee, including, without limitation, providing any notice under this Agreement the effect of which would be to cause an Early Termination Date to occur or be deemed to occur. If Party B gives any notice to Party A for the purposes of exercising any of Party B’s rights under this Agreement, Party A shall have the option of treating that notice as void unless that notice is signed by the Trustee acknowledging its consent to the provisions of that notice. Nothing herein shall be construed as requiring the consent of the Owner Trustee, the Trustee or any Noteholder for the performance by Party B of any of its obligations hereunder.

(iv)
Except as expressly provided in this Agreement for any transfer (as provided in Part 6 hereof), Event of Default, Termination Event, Additional Termination Event, Party A and Party B may not enter into any agreement to dispose of any Transaction, whether in the form of a termination, unwind, transfer or otherwise without the prior written consent of the Trustee and Insurer.

(v)
Except as expressly provided in this Agreement, no amendment, modification, or waiver in respect of this Agreement will be effective unless (A) evidenced by a writing executed by each party hereto, and (B) the Trustee and Insurer has acknowledged its consent thereto in writing and each Rating Agency (other than Moody’s) confirms that the amendment, modification or waiver will not cause the reduction or withdrawal of its then current rating on any Notes under the Indenture.

(vi)
No transaction other than the Transaction or Transactions evidenced by Confirmations of even date with this Agreement (other than replacement Transactions entered into in compliance with the terms of this Agreement) may be entered into under this Agreement without the prior consent of the Insurer.

(d)	Payments. All payments to Party B under this Agreement or any Transaction shall be made to the appropriate account under the Transaction Documents.
(e)
Set-off. Except as otherwise provided in this Schedule, Party A and Party B hereby waive any and all right of set-off with respect to any amounts due under this Agreement or any Transaction, provided that nothing herein shall be construed to waive or otherwise limit the netting provisions contained in Sections 2(c) and 6 of this Agreement or the setoff rights contained in the Credit Support Annex. Section 6(e) shall be amended by the deletion of the following sentence: “The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off”.

(f)	Indenture.
(i)
Party B hereby acknowledges that Party A is a secured party under the Indenture with respect to this Agreement and a third-party beneficiary under the Indenture and Party B agrees for the benefit of Party A that neither it nor any other Person will take any action (whether in the form of an amendment, a modification, supplement, waiver, approval, consent or otherwise) which may have a material adverse effect with respect to the rights, interest or benefits granted to Party A under the Indenture with respect to this Agreement, whether or not this Agreement is specifically referred to or identified therein without the prior written consent of Party A (to the extent such consent is required under the Indenture).

“Indenture” means that certain Indenture, by and among Party B as Issuer, and the Trustee, dated as of October 18, 2007, as the same may be amended, modified, supplemented or restated from time to time.

(ii)
On the date Party B executes and delivers this Agreement and on each date on which a Transaction is entered into, Party B hereby represents and warrants to Party A: that the Indenture is in full force and effect; that Party B is not party to any separate agreement with any of the parties to the Indenture that would have the effect of diminishing or impairing the rights, interests or benefits that have been granted to Party A under, and which are expressly set forth in, the Indenture; that Party B’s obligations under this Agreement are secured under the Indenture; that this Agreement constitutes a “Swap Agreement” under the Transaction Documents applicable to it; that each Transaction entered into under this Agreement is a Swap Agreement under the Transaction Documents applicable to it; that Party A constitutes a Swap Provider under the Transaction Documents applicable to it; that no Event of Default has occurred and is continuing as defined in the Transaction Documents applicable to it; that nothing herein violates or conflicts with any of the provisions of the Transaction Documents applicable to it or any other documents executed in connection therewith. In addition, on each date on which a Transaction is entered into, Party B hereby represents and warrants to Party A: that the Transaction meets all of the requirements under the Transaction Documents applicable to it and does not violate or conflict with any of the provisions of the Transaction Documents applicable to it or any other documents executed in connection therewith; and that under the terms of the Transaction Documents applicable to it, neither the consent of the Owner Trustee, the Trustee nor of any of the Noteholders under the Transaction Documents is required for Party B to enter into that Transaction or for Party A to be entitled for that Transaction to the rights, interests and benefits granted to Party A under the Transaction Documents.

(iii)	Party B will provide at least ten days’ prior written notice to Party A of any proposed amendment or modification to the Transaction Documents.
(g)
Consent to Notice & Communications. Party B hereby consents to the giving to the Trustee of notice by Party A of Party A’s address and telecopy and telephone numbers for all purposes of the Transaction Documents, and in addition, Party A shall also be entitled at any time to provide the Trustee with copies of this Agreement, including all Confirmations. In addition, Party A shall not be precluded from communicating with the Trustee or any party to, or any third party beneficiary under, the Transaction Documents for the purpose of exercising, enforcing or protecting any of Party A’s rights or remedies under this Agreement or any rights, interests or benefits granted to Party A under the Transaction Documents.

(h)
No Bankruptcy Petition. Without impairing any right afforded to it under the Transaction Documents as a third party beneficiary, Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day following indefeasible payment in full of the Notes. Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding. This Part 6(h) shall survive termination of this Agreement.

(i)
Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Trustee not individually or personally but solely as trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as a personal representation, undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement.

(j)
Party A Rights Solely Against Collateral. The liability of Party B to Party A hereunder is limited in recourse to the assets of the Trust, and to distributions of interest proceeds and principal proceeds thereon applied in accordance with the terms of the Indenture. Upon application of and exhaustion of all of the assets of the Trust (and proceeds thereof) in accordance with the Indenture, Party A shall not be entitled to take any further steps against Party B to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished. Notwithstanding the foregoing or anything herein to the contrary, Party A shall not be precluded from declaring an Event of Default or from exercising any other right or remedy as set forth in this Agreement or the Indenture. This Part 6(j) shall survive termination of this Agreement.

(k)
Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the words “to another account in the same legal and tax jurisdiction as the original account” following the word “delivery” in the first line thereof.

(l)
Notice of Certain Events or Circumstances. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 6(l) shall not constitute an Event of Default or a Termination Event. Each party agrees to provide to the other party any other notice reasonably expected to be provided to facilitate compliance with the terms of this Agreement and the Credit Support Document.

(m)
Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Notes, (v) other than with respect to the Prospectus Information (as defined herein), the preparation of or passing on the disclosure and other information contained in any offering circular or offering document for the Notes, the Transaction Documents, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Notes; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement or (vii) any other aspect of Party B’s existence.

(n)	Compliance with Regulation AB.
(i)
Party A has been advised by Party B that Santander Consumer USA Inc. (the “Sponsor”), and Party B are required under Regulation AB under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended (“Regulation AB”), to disclose certain information regarding Party A. Such information may include financial information to the extent required under Item 1115 of Regulation AB.

(ii)	If required, upon written request, Party A shall provide to Party B or the Sponsor the applicable financial information described under Item 1115(b) of Regulation AB (the “Reg AB Financial

Information”) within ten (10) Business Days of receipt of a written request for such Reg AB Financial Information by the Sponsor or Party B (the “Response Period”), so long as the Sponsor or Party B has reasonably determined, in good faith, that such information is required under Regulation AB. In the event that Party A does not provide any such Reg AB Financial Information by the end of the related Response Period, Party A shall promptly, but in no event later than ten (10) Local Business Days following the end of such Response Period shall either, at Party A’s own expense (1) find a replacement counterparty that (A) has the ability to provide its applicable Reg AB Financial Information, (B) satisfies the Rating Agency Condition, (C) is acceptable to Party B and the Insurer and (D) enters into an agreement with Party B substantially in the form of this Agreement (such replacement counterparty, a “Reg AB Approved Entity”); (2) obtain a guaranty of Party A’s obligations under this Agreement from an affiliate of Party A that complies with the financial information disclosure requirements of Item 1115 of Regulation AB, and cause such affiliate to provide Swap Financial Disclosure and any future Swap Financial Disclosure and other information pursuant to clause (1), such that disclosure provided in respect of such affiliate will satisfy any disclosure requirements applicable to the Swap Provider, or (3) transfer Eligible Collateral to Party B’s Custodian in an amount (taking into account any amount posted pursuant to Part 5(b) herein, if any) which is sufficient, as reasonably determined in good faith by the Sponsor, to reduce the aggregate significance percentage below 10% (or, so long as Party A is able to provide the Swap Financial Disclosure required pursuant to Item 1115(b)(1) of Regulation AB, below 20%, in the event Party A is requested to provide the Swap Financial Disclosure required pursuant to Item 1115(b)(2) of Regulation AB).

(iii)
If Party B or the Sponsor request (in writing) the Reg AB Financial Information from Party A, then the Sponsor or Party B will promptly (and in any event within one (1) Business Day of the date of the request for the Reg AB Financial Information) provide Party A with a written explanation of how the significance percentage was calculated.

(iv)
Party A represents and warrants that the statements appearing in the Prospectus Supplement dated October 11, 2007, as supplemented by the Supplement dated October 18, 2007, or in the Prospectus, dated October 9, 2007, each relating to Santander Drive Auto Receivables Trust 2007-3 under the headings “The Swap Counterparty” (the “Prospectus Information”) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(v)	(A)
 Party A shall indemnify and hold harmless Party B, the Sponsor, their respective directors or officers and any person controlling Party B or the Sponsor, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Prospectus Information or in any Reg AB Financial Information that Party A provides to Party B or the Sponsor pursuant to this Part 6(n) (the “Party A Information”) or caused by any omission or alleged omission to state in the Party A Information a material fact required to be stated therein or necessary to make the statements therein not misleading.

(B)
The Sponsor shall indemnify and hold harmless Party A, its respective directors or officers and any person controlling Party A, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus Supplement referred to in clause (iv) above (together with the accompanying base Prospectus), the Prospectus Supplement referred to in clause (iv) above (together with the accompanying base Prospectus) (collectively, the “Prospectus Disclosure”) or caused by any omission or alleged omission to state in the Prospectus Disclosure a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Sponsor shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such Prospectus Disclosure in the Party A Information.

(vi)
Promptly after the indemnified party under Part 6(n)(v) receives notice of the commencement of any such action, the indemnified party will, if a claim in respect thereof is to be made pursuant to Part 6(n)(v), promptly notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against the indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. No indemnified party will settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

(o)
Subrogation. Each of Party A and Party B hereby acknowledges that, to the extent of payments made by the Insurer to Party A under the Swap Policy, the Insurer shall be fully subrogated to the rights of Party A against Party B under the Transaction to which such payments relate, including, but not limited to, the right to receive payment from Party B and the enforcement of any remedies against Party B and the availability of any collateral posted. Party A hereby agrees to assign to the Insurer its right to receive payment from Party B under any Transaction to the extent of any payment thereunder by the Insurer to Party A. Party B hereby acknowledges and consents to the assignment by Party A to the Insurer of any rights and remedies that Party A has under any Transaction or any other document executed in connection herewith.

(p)
Expenses. Party B agrees to reimburse the Insurer immediately and unconditionally upon demand for all reasonable expenses incurred by the Insurer in connection with the issuance of the Swap Policy and the enforcement by the Insurer of Party B’s obligations under this Agreement and any other documents executed in connection with the execution and delivery of this Agreement, including, but not limited to, fees (including professional fees), costs and expenses incurred by the Insurer which are related to or resulting from any breach by Party B of its obligations hereunder.

(q)	Notices. A copy of each notice or other communication between the parties with respect to this Agreement must be sent at the same time to the Insurer.

(r)
Insurer Provisions. Notwithstanding anything to the contrary in the Agreement, the following provisions shall apply to any Transactions to which the Swap Policy issued by Financial Guaranty Insurance Company, a New York stock insurance company (“Insurer”), for the account of Party B, as principal, and for the benefit of Party A, as beneficiary, relates (“Insured Transactions”).

(i)	No suspension of payments. Notwithstanding Section 2(a)(iii) of this Agreement, Party A shall not suspend any payments due under an Insured Transaction under Section 2(a)(iii) unless:
(A)	Insurer is in default in respect of any payment obligations under the Swap Policy; or

(B)
Insurer has not provided to Party A, in accordance with the terms of this Agreement, any ministerial notices (including, and limited to, wire instructions for payments) required by this Agreement to be provided by Party B to Party A, which notices Party B has failed to provide, and Party A has given three (3) Business Days’ notice to Insurer of such failure.

(ii)	Representations and agreements. Each party agrees that each of its representations and agreements in this Agreement is expressly made to and for the benefit of Insurer.

(iii)
Third-party beneficiary. Party A and Party B hereby each acknowledge and agree that Insurer shall be an express third-party beneficiary (and not merely an incidental third-party beneficiary) of this Agreement and the obligations of such party under any Insured Transaction, and as such, entitled to enforce the Agreement and the terms of any such Insured Transaction against such party on its own behalf and/or on behalf of the holders of the related obligations and otherwise shall be afforded all remedies available hereunder or otherwise afforded by law against the parties hereto to redress any damage or loss incurred by Insurer including, but not limited to, fees (including professional fees), costs and expenses incurred by Insurer which are related to, or resulting from any breach by such party of its obligations hereunder.

(iv)
Policy coverage. Party A and Party B hereby each acknowledge and agree that Insurer’s obligation with respect to Insured Transactions shall be limited to the terms of the Swap Policy. Notwithstanding Section 2(e) or any other provision of this Agreement, Insurer shall not have any obligation to pay interest on any amount payable by Party B under this Agreement.

(v)
Isolation of Insured Transactions in designating an Early Termination Date. Notwithstanding Section 6 of this Agreement, any designation of an Early Termination Date in respect of the Insured Transactions by Insurer or by Party A with the consent of Insurer pursuant to Part 1(j)(xiv) above shall apply only to the Insured Transactions and not to any other Transaction under this Agreement, unless Party A shall designate an Early Termination Date in respect of such other Transaction. Nothing contained in this paragraph (v) shall affect the rights of Party A under this Agreement to designate an Early Termination Date in respect of any Transaction other than the Insured Transactions, which designation shall not apply to the Insured Transactions unless expressly provided in such designation and unless Insurer shall have designated, or consented to the designation by Party A of, an Early Termination Date in respect of the Insured Transactions in accordance with Part 1(j)(xiv) above.

(vi)
No netting. Notwithstanding Section 2(c) of this Agreement, in no event shall either Party A or Party B be entitled to net its payment obligations in respect of the Insured Transactions against the payment obligations of the other party in respect of other Transactions under this Agreement if such Transactions are not Insured Transactions, nor may either Party A or Party B net the payment obligations of the other party under Transactions that are not Insured Transactions against the payment obligations of such party under Insured Transactions, it being the intention of the parties that their payment obligations under Insured Transactions be treated separate and apart from all other Transactions. Section 6(e) of this Agreement shall apply to all Insured Transactions with the same effect as if the Insured Transactions constituted a single master agreement. Notwithstanding Section 6(e) of this Agreement, the amount payable under Section 6(e) of this Agreement upon the termination of any Insured Transaction shall be determined without regard to any Transactions other than the Insured Transactions, it being the intention of the parties that their payment obligations under the Insured Transactions be treated separate and apart from all other Transactions unless otherwise specified in such other Transaction and agreed to in writing by Insurer.

(vii)	No set-off or counterclaim. In no event shall either Party A or Party B be entitled to:
(A)
set-off its payment obligations in respect of an Insured Transaction against the payment obligations of the other party (whether by counterclaim or otherwise) if such obligations are not Insured Transactions, or

(B)	net the payment obligations of the other party that are not with respect to Insured Transactions against the payment obligations of such party under Insured Transactions,

it being the intention of the parties that their payment obligations under Insured Transactions be treated separate and apart from all other obligations. Notwithstanding Section 6(e) of this Agreement, the amount payable under Section 6(e) of this Agreement upon the termination of any Insured Transaction shall be determined without regard to any obligation other than those under the Insured Transactions, it being the intention of the parties that their payment obligations under the Insured Transactions be treated separate and apart from all other obligations unless otherwise specified in such other obligation and agreed to in writing by Insurer.

(viii)	“Reference Market Makers.” The definition of “Reference Market-makers” set forth in Section 12 of the Agreement shall be amended in its entirety to read as follows:

“Reference Market-makers” means four (4) leading dealers in the relevant swap market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among dealers having an office in the same city. The rating classification assigned to any outstanding long-term senior debt securities issued by such dealers shall be at least (1) “Aa3” or higher as determined by Moody’s Investors Service Inc., (2) “AA-” or higher as determined by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or (3) an equivalent investment grade rating determined by a nationally-recognized rating service acceptable to both parties, provided, however, that, in any case, if Market Quotations cannot be determined by four (4) such dealers, the party making the determination of the Market Quotation may designate, with the consent of the other party and Insurer, one (1) or more leading dealers whose long-term senior debt bears a lower investment grade rating.

Part 7. Definitions

“Transaction Documents” shall have the meaning ascribed to such term in Appendix A of that certain Sale and Servicing Agreement dated as of October 18, 2007, as amended, modified or supplemented from time to time, among Santander Drive Auto Receivables LLC, as seller, Party B, as Issuer, Santander Consumer USA Inc., as Servicer, and Wells Fargo Bank, National Association, as Indenture Trustee.

All other capitalized terms used herein and not defined herein shall have the definitions ascribed to them in the Indenture and Credit Support Annex.
[Signatures follow]

     IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

BANCO SANTANDER S.A.		SANTANDER DRIVE AUTO RECEIVABLES TRUST 2007-3

By:	Miguel Angel Martinez Villegas	By:	U.S. BANK TRUST NATIONAL ASSOCIATION, not in its

	Name: Miguel Angel Martinez Villegas		individual capacity, but solely as Owner Trustee
Title: Authorized Signature
Date:

		By:	/s/ Annette Morgan

Name: Annette Morgan
Title: Trust Officer
Date: